NEWS RELEASE

Contact: Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL CONTINUES TO REPORT NEW RECORD LOAN OUTSTANDINGS AND STRONG DEPOSIT GROWTH.

LATROBE, PA, November 9, 2006 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the three-month period ended September 30, 2006. The Company earned $782,000(or $.26 per average share outstanding) compared to $773,000 (or $.23 per average share outstanding) earned in the same period last year. The Company earned $2.124 million (or $.67 per average share outstanding) for the nine-month period ended September 30, 2006 and $2.544 million (or $.75 per average share outstanding) for the nine-month period ended September 30, 2005. Earnings in 2006 reflect approximately $180,000 in non-recurring costs related to a negotiated stock repurchase. Earnings in 2005 benefited from a net $455,000 loan loss provision credit. Earnings-per-share in 2006 are based on 3,157,699 average shares outstanding compared to 3,413,426 average shares outstanding for the same period a year ago.

At quarter-end, the Company reported record loan outstandings of $226.9 million compared to $205.8 million for the same period last year. Deposit products grew to $298.6 million at September 30, 2006 from $279.2 million at September 30, 2005.

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	September	September
	2006	2005

ASSETS
Cash and due from banks on demand	$14,065	$12,962
Interest bearing deposits with banks	74	31
Total cash and cash equivalents	14,139	12,993

Federal funds sold	-	11,350
Securities available for sale	80,854	74,689
Restricted investments in bank stock	1,112	1,096

Loans	226,909	205,832
Allowance for loan losses	(1,710)	(1,548)
Net loans	225,199	204,284

Premises and equipment	3,978	4,378
Other assets	16,556	16,249

Total assets	$341,838	$325,039

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$71,451	$72,397
Interest bearing	227,110	206,783
Total deposits	298,561	279,180

Other liabilities	1,884	1,858
Short-term borrowings	4,575	-
Total liabilities	305,020	281,038

Shareholders' equity:

Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued; 3,044,813 and 3,413,426 shares outstanding in 2006 and 2005, respectively	7,200	7,200

Retained earnings	39,644	39,271

Accumulated other comprehensive income	380	1,108

Less treasury stock, at cost, 555,187 and 186,574 shares in 2006 and 2005
	(10,406)	(3,578)
Total shareholders' equity	36,818	44,001

Total liabilities and shareholders' equity	$341,838	$325,039

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months			Nine Months
	Ended September 30			Ended September 30
	2006	2005		2006		2005
	(unaudited)	(unaudited	)	(unaudited	)	(unaudited	)

INTEREST INCOME:
Interest and fees on loans	$3,307	$2,909		$9,584		$8,406
Interest and dividends on securities:
Taxable	1,123	1,053		2,949		3,489
Exempt from federal income taxes	38	37		109		104
Other	60	90		351		131
Total Interest income	4,528	4,089		12,993		12,130

INTEREST EXPENSE:
Interest on deposits	1,533	1,119		4,087		3,206
Interest on short-term borrowings	87	-		91		22
Total Interest expense	1,620	1,119		4,178		3,228

NET INTEREST INCOME	2,908	2,970		8,815		8,902
PROVISION FOR LOAN LOSSES	60	15		120		(455)

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,848	2,955		8,695		9,357

OTHER OPERATING INCOME:
Asset management and trust income	222	189		669		625
Service charges on deposit accounts	169	168		479		443
Other service charges and fees	158	160		530		518
Net security gains	25	-		25		-
Income from investment in life insurance	134	124		392		377
Other income	64	48		168		160
Total other operating income	772	689		2,263		2,123

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,274	1,266		3,884		3,958
Net occupancy expense	183	170		546		538
Furniture and equipment	153	185		469		556
Pennsylvania shares tax	141	140		421		418
Legal and professional	128	147		557		421
Other expenses	696	674		2,228		2,119
Total other operating expenses	2,575	2,582		8,105		8,010

INCOME BEFORE INCOME TAXES	1,045	1,062		2,853		3,470
Income tax expense	263	289		729		926

Net income	$782	$773		$2,124		$2,544

Average Shares Outstanding	3,044,813	3,413,426		3,157,699		3,413,426

Earnings Per Share	$0.26	$0.23		$0.67		$0.75

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